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AQUA METALS, INC.

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Aqua Metals Announces Operational Progress

Three Modules in Production, a Fourth in Conditioning Process

ALAMEDA, Calif., April 24, 2018 (GLOBE NEWSWIRE) -- Aqua Metals, Inc. (NASDAQ:AQMS), (“Aqua Metals” or the “Company”), which is commercializing a non-polluting electrochemical lead recycling technology called AquaRefining™, today announced that three modules have completed the “conditioning” period and have entered into production.

In March 2018, Aqua Metals began the process of retrofitting and bringing on line the first four AquaRefining modules. This involved each module going through a conditioning period supervised by the Aqua Metals Technical Team before transfer to the Production Team. As of today, three AquaRefining modules have completed the conditioning period and have been transferred from technical control to production, where they are running consistently on a single shift. A fourth module has entered the conditioning period and is expected to be transferred to production in the next week.

Based on the experience gained with these modules, the Company intends to focus on achieving 24/7 operations with four modules before bringing additional modules on line. This strategy is intended to maximize module production hours and increase AquaRefined lead quantities, as well as allow the remaining components of plant operations to synchronize with AquaRefining operations. Once operations across the whole plant have met standards for the first four modules, the Company will bring additional modules on line, in batches of four, until all 16 modules are fully operational.

All AquaRefined lead produced is being melted in the refinery and cast into 2½ tonne blocks as refined bullion. This bullion is currently an alloy of AquaRefined lead and Priming lead bullion previously purchased to aid in the start-up of the refinery. As AquaRefined lead production increases, the Priming lead will be bled from the system over time and pure lead blocks will be produced. The Company expects the sale of bullion lead to begin the second quarter of 2018.

“The team has worked tirelessly to address the technical challenge of the ‘sticky lead’ issue and fulfill the potential of our unique technology. We’re now seeing the results,” said Selwyn Mould, interim CEO and COO. “We are committed to sustaining our current momentum to bring the remaining modules on line and ramp up AquaRefining this quarter.”

About Aqua Metals

Aqua Metals, Inc. (NASDAQ:AQMS) is reinventing lead recycling with its patented and patent- pending AquaRefiningTM technology. Unlike smelting, AquaRefining is a room temperature, water-based process that is fundamentally non-polluting. These modular systems allow the Company to vastly reduce environmental impact and scale lead acid recycling production capacity both by building its own AquaRefineries and licensing the AquaRefining technology to third parties. Aqua Metals is based in Alameda, California, and has built its first recycling facility in Nevada’s Tahoe Reno Industrial Complex. To learn more, please visit www.aquametals.com.

Safe Harbor

This press release contains forward-looking statements concerning Aqua Metals. Forward- looking statements include, but are not limited to our plans, objectives, expectations and intentions and other statements that contain words such as “expects,” “contemplates,” “anticipates,” “plans,” “intends,” “believes” and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters. The forward looking statements in this release include the strength and efficacy of Aqua Metals’ portfolio of patent applications and issued patents, the lead acid battery recycling industry, the future of lead acid battery recycling via traditional smelters, the Company’s development of its commercial lead acid battery recycling facilities and the quality and efficiency of the Company’s proposed lead acid battery recycling operations. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. Among those factors are: (1) the risk that the Company may not be able to produce and market AquaRefined lead on a commercial basis or, if the Company achieves commercial operations, that such operations will be profitable, (2) the fact that the Company only recently commenced production and has not generated any significant revenue to date, thus subjecting the Company to all of the risks inherent in a pre-revenue start-up; (3) the risk no further patents will be issued on the Company’s patent applications or any other application that it may file in the future and that those patents issued to date and any patents issued in the future will be sufficiently broad to adequately protect the Company’s technology, (4) the risk that the Company’s initial patents and any other patents that may be issued to it may be challenged, invalidated, or circumvented, (5) risks related to Aqua Metals’ ability to raise sufficient capital, as and when needed, to develop and operate its recycling facilities and fund continuing losses from operations as the Company endeavors to achieve profitability; (6) changes in the federal, state and foreign laws regulating the recycling of lead acid batteries; (7) the Company’s ability to protect its proprietary technology, trade secrets and know-how and (8) those other risks disclosed in the section “Risk Factors” included in the Company’s Annual Report on Form 10-K filed on March 15, 2018. Aqua Metals cautions readers not to place undue reliance on any forward- looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by law.

Important Additional Information and Where to Find It

This press release may be deemed to contain solicitation material in respect of the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2018 annual meeting of stockholders (the “Annual Meeting”). The Company has filed with the Securities and Exchange Commission (the “SEC”), and mailed to its stockholders, its definitive proxy statement and GOLD proxy card relating to the Annual Meeting. The definitive proxy statement contains important information about the Company, the Annual Meeting and related matters. Stockholders may obtain a free copy of the Company’s definitive proxy statement and other documents that the Company files with the SEC on the SEC’s website, at www.sec.gov. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GOLD PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS (BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.

Aqua Metals, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company are set forth in the Company’s definitive proxy statement, the accompanying GOLD proxy card and other relevant solicitation materials filed by the Company. These documents, and any and all other documents filed by the Company with the SEC, may be obtained by investors and stockholders free of charge on the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at www.aquametals.com.

Investor Contact:

Gagnier Communications

Dan Gagnier

646-569-5897

dg@gagnierfc.com

MacKenzie Partners, Inc.

Paul R. Schulman

Main: 212-929-5364

pschulman@mackenziepartners.com